Exhibit 99.1

At the Company

Kim Hillyer	Jeff Goeser
Director, Communications	Director, Investor Relations
(402) 574-6523	(402) 597-8464
kim.hillyer@tdameritrade.com	jeffrey.goeser@tdameritrade.com

TD Ameritrade Reports Record 2017 Earnings

Diluted Earnings per Share of $1.64, up 4% Year-Over-Year
Net Revenues of $3.7B, up 10% Year-Over-Year
Net New Client Assets of $80B, 10% Annualized Growth Rate

OMAHA, Neb., October 24, 2017 – TD Ameritrade Holding Corporation (Nasdaq: AMTD) has released results for its 2017 fiscal year. The Company’s core operating metrics were at record levels, driven by strong organic growth and the acquisition of Scottrade. The Company also introduced a Non-GAAP earnings per share metric to enhance comparisons to prior periods.

The Company’s results for the fiscal year ended Sept. 30, 2017 include the following:(1)

•	Net new client assets of approximately $80 billion, a growth rate of 10 percent

•	Record average client trades per day of approximately 511,000, up 10 percent year over year

•	Net revenues of $3.7 billion, 60 percent of which were asset-based

•	Client assets of approximately $1.1 trillion, up 45 percent year over year

•	$1.64 in GAAP earnings per diluted share, up 4 percent year over year, on net income of $872 million

•	$1.84 in Non-GAAP earnings per diluted share(2), up 10 percent year over year

•	Pre-tax income of $1.4 billion, or 38 percent of net revenues

•	Interest rate-sensitive assets(3) of $156 billion, up 31 percent year over year

“Fiscal 2017 was an outstanding year, enhanced by our acquisition of Scottrade, which we expect will improve the investing experience for millions of investors. Throughout the year, we delivered industry-leading, double-digit organic growth, made significant progress on our core strategic initiatives, and completed critical steps to enable the seamless integration of Scottrade into our business,” said Tim Hockey, TD Ameritrade president and chief executive officer. “We finished the year strong in trading, averaging a record 511,000 trades per day, despite suppressed market volatility. And, we gathered a record $80 billion in net new client assets, driven by record asset gathering from our institutional channel, efficient and effective marketing efforts, and strong new business trends all around.

“We will carry that momentum with us into fiscal 2018 with a strengthened competitive position and increased scale, thanks to Scottrade, that will further accelerate our asset gathering capabilities,” Hockey continued. “Over the next 12 months we will continue to ramp up our technology efficiency and throughput so we can further enhance the client experience, and accelerate and diversify revenue growth.”

“Overall core results remained strong as we exited the fiscal year. Moving forward, we’ve decided to include Non-GAAP results in our reporting, which will enhance comparability by excluding the significant acquisition-related expenses we expect to incur. Both GAAP and Non-GAAP results were strong for the quarter and year,” said Steve Boyle, executive vice president and chief financial officer. “We have good momentum right now and remain focused on delivering a successful integration, which we expect will drive incremental shareholder value. Our game plan is sound, and we expect to deliver better results than we originally modeled.”

Fourth Quarter 2017 Results
TD Ameritrade also released its results for the quarter ended Sept. 30, 2017, which include the following: (1)

•	Net new client assets of approximately $20 billion

•	Average client trades per day of approximately 529,000, up 19 percent year over year

•	Net revenues of $983 million, 64 percent of which were asset-based

•	$0.39 in GAAP earnings per diluted share, up 11 percent year over year, on net income of $211 million

•	$0.49 in Non-GAAP earnings per diluted share(2), up 29 percent year over year

•	Pre-tax income of $338 million, or 34 percent of net revenues

Capital Management
During the 2017 fiscal year, the Company paid $379 million in cash dividends, which included four quarterly dividends of $0.18 per share.

The Company will increase its quarterly cash dividend by $0.03 per share, a 17 percent increase. It has declared a $0.21 per share quarterly cash dividend, payable on Nov. 21, 2017 to all holders of record of common stock as of Nov. 7, 2017.

Fiscal 2018 Outlook
The Company has also released its outlook for the 2018 fiscal year, which reflects expected GAAP earnings of $1.50 to $2.00 per diluted share, or Non-GAAP earnings of $2.10 to $2.50 per diluted share(2) for its 2018 fiscal year.

More information on the fiscal 2018 forecast is available through the Company’s Outlook Statement, located in the “Financials and Reports” section of its corporate website, www.amtd.com.

Company Hosts Conference Call
TD Ameritrade will host its September Quarter conference call this morning, Oct. 24, 2017, at 8:30 a.m. EDT (7:30 a.m. CDT). Participants may listen to the conference call by dialing 877-648-7976. The Company will webcast the conference call through www.amtd.com, via the "Presentations & Events" page of the website. A replay of the phone call will be available by dialing 855-859-2056 and entering the Conference ID 86495491 beginning at 11:30 a.m. EDT (10:30 a.m. CDT) on Oct. 24, 2017. The replay will be available until 11:59 p.m. EDT (10:59 p.m. CDT) on Oct. 31, 2017. A transcript of the call will be available on the Company’s corporate web site, www.amtd.com, via either the "Investor Relations" page or the "Presentations & Events" page beginning Wednesday, Oct. 25, 2017.
Interested parties can visit or subscribe to newsfeeds at www.amtd.com for the most up-to-date corporate financial information, presentation announcements, transcripts and archives. The Company also communicates this information via Twitter, @TDAmeritradePR. Website links, corporate titles and telephone numbers provided in this release, although correct when published, may change in the future.

Source: TD Ameritrade Holding Corporation

About TD Ameritrade Holding Corporation
Millions of investors and independent registered investment advisors (RIAs) have turned to TD Ameritrade’s (Nasdaq: AMTD) technology, people and education to help make investing and trading easier to understand and do. Online or over the phone. In a branch or with an independent RIA. First-timer or sophisticated trader. Our clients want to take control, and we help them decide how - bringing Wall Street to Main Street for more than 40 years. TD Ameritrade has time and again been recognized as a leader in investment services. Please visit TD Ameritrade's newsroom or www.amtd.com for more information, or read our stories at Fresh Accounts.

Safe Harbor
This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, earnings, capital expenditures, effective tax rates, client trading activity, accounts, stock price or any projections or expectations regarding the acquisition of Scottrade Financial Services, Inc., as well as the assumptions on which such expectations are based, are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results. These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to: general economic and political conditions and other securities industry risks, fluctuations in interest rates, stock market fluctuations and changes in client trading activity, credit risk with clients and counterparties, increased competition, systems failures, delays and capacity constraints, network security risks, liquidity risks, new laws and regulations affecting our business, regulatory and legal matters, difficulties and delays in integrating the Scottrade business or fully realizing cost savings and other benefits from the acquisition; business disruption following the Scottrade acquisition, changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, customer disintermediation, the introduction, withdrawal, success and timing of business initiatives, competitive conditions, disruptions due to Scottrade integration-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities, the inability to realize synergies or to implement integration plans and other consequences associated with mergers, acquisitions and uncertainties and other risk factors described in our latest Annual Report on Form 10-K, filed with the SEC on Nov. 18, 2016, in our Quarterly Reports on Form 10-Q filed thereafter and in our other filings with the SEC. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

1 Please see the Glossary of Terms, located in “Investor” section of www.amtd.com for more information on how these metrics are calculated.

2 See attached reconciliation of non-GAAP financial measures.

3 Interest rate-sensitive assets consist of spread-based assets and money market mutual funds. Ending balances as of September 30, 2017.

Brokerage services provided by TD Ameritrade, Inc., member FINRA (www.FINRA.org) /SIPC (www.SIPC.org).

TD AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
In millions, except per share amounts
(Unaudited)

	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Revenues:
Transaction-based revenues:
Commissions and transaction fees	$330	$335	$336	$1,384	$1,372
Asset-based revenues:
Bank deposit account fees	307	286	230	1,107	926
Net interest revenue	210	175	151	690	595
Investment product fees	115	112	98	423	374
Total asset-based revenues	632	573	479	2,220	1,895
Other revenues	21	23	14	72	60
Net revenues	983	931	829	3,676	3,327
Operating expenses:
Employee compensation and benefits	285	234	222	962	839
Clearing and execution costs	37	38	34	149	136
Communications	33	34	38	131	137
Occupancy and equipment costs	49	44	43	181	171
Depreciation and amortization	28	25	24	102	92
Amortization of acquired intangible assets	22	19	20	79	86
Professional services	82	67	57	260	178
Advertising	59	58	59	254	260
Other	27	18	49	92	110
Total operating expenses	622	537	546	2,210	2,009
Operating income	361	394	283	1,466	1,318
Other expense:
Interest on borrowings	23	20	13	71	53
Loss on debt refinancing	—	1	—	1	—
Total other expense	23	21	13	72	53
Pre-tax income	338	373	270	1,394	1,265
Provision for income taxes	127	142	85	522	423
Net income	$211	$231	$185	$872	$842
Earnings per share - basic	$0.40	$0.44	$0.35	$1.65	$1.59
Earnings per share - diluted	$0.39	$0.44	$0.35	$1.64	$1.58
Weighted average shares outstanding - basic	534	528	526	529	531
Weighted average shares outstanding - diluted	536	530	529	531	534
Dividends declared per share	$0.18	$0.18	$0.17	$0.72	$0.68

TD AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In millions
(Unaudited)

	Sept. 30, 2017	Sept. 30, 2016
Assets:
Cash and cash equivalents	$1,472	$1,855
Segregated cash and investments	10,446	8,729
Broker/dealer receivables	1,334	1,190
Client receivables, net	17,151	11,941
Investments available-for-sale, at fair value	746	757
Goodwill and intangible assets	5,683	3,042
Other	1,795	1,304
Total assets	$38,627	$28,818
Liabilities and stockholders' equity:
Liabilities:
Broker/dealer payables	$2,504	$2,040
Client payables	25,107	19,055
Long-term debt	2,555	1,817
Other	1,214	855
Total liabilities	31,380	23,767
Stockholders' equity	7,247	5,051
Total liabilities and stockholders' equity	$38,627	$28,818

NOTE: The Condensed Consolidated Balance Sheet as of September 30, 2017 includes provisional estimates related to the assets acquired and liabilities assumed in the Scottrade acquisition. These provisional estimates may be adjusted in the event new information becomes available regarding facts and circumstances which existed at the date of acquisition.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Key Metrics:
Net new assets (in billions)	$19.9	$22.0	$15.1	$80.1	$60.3
Net new asset growth rate (annualized)	9%	10%	8%	10%	9%
Average client trades per day	528,741	510,358	444,281	510,710	462,918
Profitability Metrics:
Operating margin	36.7%	42.3%	34.1%	39.9%	39.6%
Pre-tax margin	34.4%	40.1%	32.6%	37.9%	38.0%
Return on average stockholders' equity (annualized)	14.2%	17.2%	14.7%	16.0%	17.0%
Net profit margin	21.5%	24.8%	22.3%	23.7%	25.3%
EBITDA(1) as a percentage of net revenues	41.8%	46.9%	39.4%	44.8%	45.0%
Liquidity Metrics:
Interest on borrowings (in millions)	$23	$20	$13	$71	$53
Interest coverage ratio (EBITDA(1)/interest on borrowings)	17.9	21.9	25.2	23.2	28.2
Cash and cash equivalents (in billions)	$1.5	$2.9	$1.9	$1.5	$1.9
Liquid assets available for corporate investing and financing activities(1) (2) (in billions)	$0.2	$1.8	$0.7	$0.2	$0.7
Transaction-Based Revenue Metrics:
Total trades (in millions)	33.0	32.2	28.4	127.7	116.7
Average commissions per trade(3)	$7.72	$7.83	$9.17	$8.33	$9.20
Trading days	62.5	63.0	64.0	250.0	252.0
Order routing revenue (in millions)	$75	$83	$75	$320	$299
Spread-Based Asset Metrics:
Average bank deposit account balances (in billions)	$95.0	$92.3	$87.1	$93.9	$83.7
Average interest-earning assets (in billions)	26.7	25.5	23.8	25.3	22.7
Average spread-based balance (in billions)	$121.7	$117.8	$110.9	$119.2	$106.4
Bank deposit account fee revenue (in millions)	$307	$286	$230	$1,107	$926
Net interest revenue (in millions)	210	175	151	690	595
Spread-based revenue (in millions)	$517	$461	$381	$1,797	$1,521
Avg. annualized yield - bank deposit account fees	1.26%	1.23%	1.03%	1.16%	1.09%
Avg. annualized yield - interest-earning assets	3.08%	2.71%	2.48%	2.69%	2.59%
Net interest margin (NIM)	1.66%	1.55%	1.35%	1.49%	1.41%
Fee-Based Investment Metrics:
Money market mutual fund fees:
Average balance (in billions)	$3.6	$3.6	$5.3	$3.6	$5.7
Average annualized yield	0.43%	0.43%	0.28%	0.42%	0.19%
Fee revenue (in millions)	$4	$4	$4	$16	$11
Market fee-based investment balances:
Average balance (in billions)	$196.2	$186.1	$163.7	$181.5	$155.0
Average annualized yield	0.22%	0.23%	0.22%	0.22%	0.23%
Fee revenue (in millions)	$111	$108	$94	$407	$363
Average fee-based investment balances (in billions)	$199.8	$189.7	$169.0	$185.1	$160.7
Average annualized yield	0.22%	0.23%	0.23%	0.23%	0.23%
Investment product fee revenue (in millions)	$115	$112	$98	$423	$374
(1) See attached reconciliation of non-GAAP financial measures.
(2) Effective in March 2017, the liquid assets available for corporate investing and financing activities metric was revised. Prior periods have been updated to conform to the current presentation.
(3) Effective in September 2017, the average commissions per trade metric was revised to exclude order routing revenue. Prior periods have been updated to conform to the current presentation.
NOTE: See Glossary of Terms on the Company's website at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA
(Unaudited)
	Quarter Ended			Fiscal Year Ended
	Sept. 30, 2017	June 30, 2017	Sept. 30, 2016	Sept. 30, 2017	Sept. 30, 2016
Client Account and Client Asset Metrics:
Funded accounts (beginning of period)	7,279,000	7,189,000	6,872,000	6,950,000	6,621,000
Funded accounts (end of period)	11,004,000	7,279,000	6,950,000	11,004,000	6,950,000
Percentage change during period	51%	1%	1%	58%	5%
Client assets (beginning of period, in billions)	$882.4	$846.7	$736.3	$773.8	$667.4
Client assets (end of period, in billions)	$1,118.5	$882.4	$773.8	$1,118.5	$773.8
Percentage change during period	27%	4%	5%	45%	16%
Net Interest Revenue:
Segregated cash:
Average balance (in billions)	$7.7	$8.0	$8.0	$8.3	$7.0
Average annualized yield	0.93%	0.67%	0.27%	0.58%	0.21%
Interest revenue (in millions)	$18	$14	$5	$49	$15
Client margin balances:
Average balance (in billions)	$13.8	$12.6	$11.7	$12.5	$11.8
Average annualized yield	4.08%	3.81%	3.60%	3.79%	3.65%
Interest revenue (in millions)	$144	$121	$107	$482	$436
Securities borrowing/lending:
Average securities borrowing balance (in billions)	$1.1	$1.0	$1.2	$1.0	$0.9
Average securities lending balance (in billions)	$2.4	$2.1	$1.9	$2.0	$2.1
Net interest revenue - securities borrowing/lending (in millions)	$41	$34	$37	$139	$141
Other cash and interest-earning investments:
Average balance (in billions)	$4.1	$3.9	$2.9	$3.5	$3.0
Average annualized yield	0.79%	0.67%	0.28%	0.63%	0.18%
Interest revenue - net (in millions)	$8	$6	$2	$22	$5
Client credit balances:
Average balance (in billions)	$16.6	$15.9	$15.5	$16.2	$14.7
Average annualized cost	0.02%	0.01%	0.01%	0.01%	0.01%
Interest expense (in millions)	$(1)	$(0)	$(0)	$(2)	$(2)
Average interest-earning assets (in billions)	$26.7	$25.5	$23.8	$25.3	$22.7
Average annualized yield	3.08%	2.71%	2.48%	2.69%	2.59%
Net interest revenue (in millions)	$210	$175	$151	$690	$595

NOTE: See Glossary of Terms on the Company's web site at www.amtd.com for definitions of the above metrics.

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share amounts
(Unaudited)

	Quarter Ended				Fiscal Year Ended				Fiscal Year Ending Sept. 30, 2018*
	Sept. 30, 2017		Sept. 30, 2016		Sept. 30, 2017		Sept. 30, 2016
	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Amount	Diluted EPS	Diluted EPS Range
Non-GAAP Net Income and Non-GAAP Diluted EPS (1)
Net income and diluted EPS - GAAP	$211	$0.39	$185	$0.35	$872	$1.64	$842	$1.58	$1.50	$2.00
Non-GAAP adjustments:
Amortization of acquired intangible assets	22	0.04	20	0.04	79	0.15	86	0.16	0.25	0.25
Acquisition-related expenses	61	0.11	6	0.01	88	0.17	6	0.01	0.72	0.56
Income tax effect of above adjustments	(31)	(0.05)	(10)	(0.02)	(63)	(0.12)	(35)	(0.07)	(0.37)	(0.31)
Non-GAAP net income and non-GAAP diluted EPS	$263	$0.49	$201	$0.38	$976	$1.84	$899	$1.68	$2.10	$2.50

	Quarter Ended						Fiscal Year Ended
	Sept. 30, 2017		June 30, 2017		Sept. 30, 2016		Sept. 30. 2017		Sept. 30, 2016
	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.	$	% of Net Rev.
EBITDA (2)
Net Income - GAAP	$211	21.5%	$231	24.8%	$185	22.3%	$872	23.7%	$842	25.3%
Add:
Depreciation and amortization	28	2.8%	25	2.7%	24	2.9%	102	2.8%	92	2.8%
Amortization of acquired intangible assets	22	2.2%	19	2.0%	20	2.4%	79	2.1%	86	2.6%
Interest on borrowings	23	2.3%	20	2.1%	13	1.6%	71	1.9%	53	1.6%
Provision for income taxes	127	12.9%	142	15.3%	85	10.3%	522	14.2%	423	12.7%
EBITDA - non-GAAP	$411	41.8%	$437	46.9%	$327	39.4%	$1,646	44.8%	$1,496	45.0%

TD AMERITRADE HOLDING CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Dollars in millions, except per share amounts
(Unaudited)

	As of
	Sept. 30, 2017	June 30, 2017	Mar. 31, 2017	Dec. 31, 2016	Sept. 30, 2016
Liquid Assets Available for Corporate Investing and Financing Activities (3)
Cash and cash equivalents - GAAP	$1,472	$2,880	$2,231	$1,662	$1,855
Less: Non-corporate cash and cash equivalents	(1,174)	(973)	(1,286)	(1,203)	(1,363)
Corporate cash and cash equivalents	298	1,907	945	459	492
Corporate investments	714	747	747	747	757
Less: Corporate liquidity maintained for operational contingencies	(723)	(723)	(723)	(773)	(773)
Amounts maintained for corporate working capital	(87)	(87)	(87)	(87)	(87)
Amounts held as collateral for derivative contracts	(40)	(34)	(40)	(32)	(93)
Excess corporate cash and cash equivalents and investments	162	1,810	842	314	296
Excess regulatory net capital over management targets	46	8	122	478	357
Liquid assets available for corporate investing and financing activities - non-GAAP	$208	$1,818	$964	$792	$653

Note: The term "GAAP" in the following explanation refers to generally accepted accounting principles in the United States.

* Represents the range of the Non-GAAP Diluted EPS included within the October 24, 2017 Outlook Statement.

(1)
Non-GAAP net income and non-GAAP diluted earnings per share (EPS) are non-GAAP financial measures as defined by SEC Regulation G. We define non-GAAP net income as net income adjusted to remove the after-tax effect of amortization of acquired intangible assets and acquisition-related expenses. We consider non-GAAP net income and non-GAAP diluted EPS as important measures of our financial performance because they exclude certain items that may not be indicative of our core operating results and business outlook and will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of our results in the current period to those in prior and future periods. Amortization of acquired intangible assets is excluded because management does not believe it is indicative of our underlying business performance. Acquisition-related expenses are excluded as these costs are directly related to our acquisition of Scottrade Financial Services, Inc. and are not representative of the costs of running the Company’s on-going business. Non-GAAP net income and non-GAAP diluted EPS should be considered in addition to, rather than as a substitute for, GAAP net income and diluted EPS.

(2)
EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA is used as the denominator in the consolidated leverage ratio calculation for covenant purposes under our senior revolving credit facility. EBITDA eliminates the non-cash effect of tangible asset depreciation and amortization and intangible asset amortization. EBITDA should be considered in addition to, rather than as a substitute for, GAAP pre-tax income, net income and cash flows from operating activities.

(3)
Liquid assets available for corporate investing and financing activities is considered a non-GAAP financial measure as defined by SEC Regulation G. We consider "liquid assets available for corporate investing and financing activities" to be an important measure of our liquidity. We include the excess capital of our regulated subsidiaries in the calculation of liquid assets available for corporate investing and financing activities, rather than simply including the regulated subsidiaries' cash and cash equivalents, because capital requirements may limit the amount of cash available for dividend from the regulated subsidiaries to the parent company. Excess capital, as defined below, is generally available for dividend from the regulated subsidiaries to the parent company. Liquid assets available for corporate investing and financing activities should be considered as a supplemental measure of liquidity, rather than as a substitute for GAAP cash and cash equivalents.

We define liquid assets available for corporate investing and financing activities as the sum of (a) excess corporate cash and cash equivalents and investments, less securities sold under agreements to repurchase and (b) our regulated subsidiaries net capital in excess of minimum operational targets established by management. Excess corporate cash and cash equivalents and investments includes cash and cash equivalents from our investment advisory subsidiaries and excludes (i) amounts being maintained to provide liquidity for operational contingencies, including lending to our broker-dealer and FCM/FDM subsidiaries under intercompany credit agreements, (ii) amounts maintained for corporate working capital and (iii) amounts held as collateral for derivative contracts. Liquid assets available for corporate investing and financing activities is based on more conservative measures of net capital than regulatory requirements because we generally manage to higher levels of net capital at our regulated subsidiaries than the regulatory thresholds require.